EX-99.19a-1

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	December 2018
Distribution amount per share	$ 0.01965

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01190	61%	$0.01190	61%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00775	39%	0.00775	39%

Total (per common share)	$0.01965	100%	$0.01965	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2018	4.66%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2018	9.59%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2018	-2.81%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2018	0.80%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1218

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	January 2019
Distribution amount per share	$ 0.01919

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01308	68%	$0.02612	67%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00611	32%	0.01272	33%

Total (per common share)	$0.01919	100%	$0.03884	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2018	4.00%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2018	9.68%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2018	-2.37%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2018	1.63%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0119

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	February 2019
Distribution amount per share	$ 0.01948

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00985	51%	$0.03269	56%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00963	49%	0.02563	44%

Total (per common share)	$0.01948	100%	$0.05832	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2019	5.14%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2019	9.31%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2019	3.79%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2019	2.32%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0219

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	March 2019
Distribution amount per share	$ 0.01997

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01229	62%	$0.04742	61%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00768	38%	0.03087	39%

Total (per common share)	$0.01997	100%	$0.07829	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2019	5.02%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2019	9.43%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2019	5.87%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2019	3.08%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0319

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	April 2019
Distribution amount per share	$ 0.02006

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01166	58%	$0.05846	59%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00840	42%	0.03989	41%

Total (per common share)	$0.02006	100%	$0.09835	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2019	5.19%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2019	9.44%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2019	7.12%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2019	3.86%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0419

MFS® Intermediate High Income Fund
P.O. Box 43078 Providence, RI 02940-3078 Notice to shareholders — Source of distribution

Distribution period	May 2019
Distribution amount per share	$ 0.02035

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01172	58%	$0.07025	59%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.00863	42%	0.04845	41%

Total (per common share)	$0.02035	100%	$0.11870	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2019	5.39%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2019	9.50%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2019	8.80%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2019	4.62%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0519